UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐ Definitive Proxy Statement

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☐ Soliciting Material Pursuant to §240.14a-12

RADNET, INC.

(Name of Registrant as Specified In Its Charter)

__________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SUPPLEMENT TO PROXY STATEMENT DATED APRIL 28, 2023

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 7, 2023

This supplement (this “Supplement”) supplements the definitive proxy statement filed by RadNet, Inc. (“we” or the “Company”) with the U.S. Securities and Exchange Commission (“SEC”) on April 28, 2023 (the “2023 Proxy Statement”) and made available to the Company’s stockholders in connection with the solicitation of proxies by the Company’s Board of Directors (the “Board”) for use at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on Wednesday, June 7, 2023 at 10:00 a.m. Pacific Time (the “Annual Meeting”). This Supplement is being filed with the SEC and made available to stockholders on or about May 24, 2023.

This Supplement updates the disclosure in the 2023 Proxy Statement in the section titled “Proposal No. 5. Approval of an amendment and restatement of our Equity Incentive Plan” with the following information to clarify the number of shares subject to grants of awards and the number of shares available for grant under our Equity Incentive Plan, including amounts issuable to the former holders of Deephealth, Inc., in each case as of the April 14, 2023 Record Date.

In connection with our acquisition of DeepHealth Inc. on June 1, 2020, we assumed the DeepHealth, Inc. 2017 Equity Incentive Plan. As of the Record Date, there were 102,509 shares that had been reserved for issuance pursuant to options issued under the DeepHealth 2017 Equity Incentive Plan, of which 77,537 were exercisable. The DeepHealth options have a nominal exercise price and a weighted average exercise term of 6.55 years. No new awards can be granted under the DeepHealth 2017 Equity Incentive Plan.

The Restated Plan authorizes a maximum total of 20,100,000 shares of common stock for grants to Awardees reflecting a 3,600,000 share increase from the Current Plan’s limit of 16,500,000 shares. The approximate impact of the requested share reserve increase for the Restated Plan on stockholder dilution as of the Record Date is shown in the table below:

Dilutive effect of requested new reserve shares under the Restated Plan (3,600,000 /(58,186,494+ 3,600,000))	5.83%
Dilutive effect of requested new reserve shares plus unissued shares available for grant ((3,600,000 + 305,332/(58,186,494+ 3,600,000 + 305,332))	6.29%
Total potential dilution (including currently outstanding awards under Current Plan)((3, 600,000 + 305,332 + 2,486,326)/(58,186,494+ 3,600,000 + 305,332 + 2,486,326))	9.90%

With respect to the outstanding awards under the Current Plan referenced above, the table below provides further details of outstanding awards as of the Record Date.

Award Type	Shares	Weighted Average Per Share Exercise Price	Weighted Average Exercise Term
Stock Options	963,115	$16.57	6.96 years
Unvested Stock Awards	851,648	N/A	N/A
Stock Units	314,966	N/A	N/A
Performance Stock Options	235,277	$18.64	9.75 years
Performance Stock Units	121,370	N/A	N/A
Total	2,486,326

None of the 235,227 performance-based stock options and 121,370 performance-based stock units had been earned as of the Record Date.

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As of the Record Date, there were 58,186,494 shares of common stock outstanding and 305,332 shares of common stock remained available for issuance under the Current Plan (assuming that all outstanding awards are ultimately settled for their full number of shares and are not forfeited or modified). Additional information on our equity compensation plans is available elsewhere in the 2023 Proxy Statement, including in the table under the heading “Equity Compensation Plan Information.” As of the Record Date, the fair market value of a share of our common stock (based on the closing share price as quoted by NASDAQ on that date) was $27.30 per share.

Except as described in this Supplement, none of the items or information presented in the 2023 Proxy Statement is affected by this Supplement. This Supplement does not change the proposals to be acted upon at the Annual Meeting, which are described in the 2023 Proxy Statement. This Supplement does not provide all of the information that is important to your voting decisions at the Annual Meeting, and the 2023 Proxy Statement contains other important additional information. This Supplement should be read in conjunction with the 2023 Proxy Statement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Information regarding how to vote your shares and revoke already submitted proxies is available in the 2023 Proxy Statement.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR EQUITY INCENTIVE PLAN

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